EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-42949 and No. 333-02807 of AMBANC Corp. on Form S-8 of our report dated January 17, 1997, appearing in this Annual Report on Form 10-K of AMBANC Corp. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana

March 28, 1997